Exhibit 99.1

Falcon Financial Investment Trust Reports Third Quarter Results

*	Earnings of $0.02 per share in line with $0.02 per share in 2Q04

*	Revenues of $4.5 million in line with $4.5 million in 2Q04

*	Cash dividend declared of $0.05 per share

*	$43.5 million in new loan originations closed subsequent to quarter end

        STAMFORD, Conn., Nov. 11 /PRNewswire-FirstCall/ -- Falcon Financial Investment Trust (Nasdaq: FLCN), a real estate investment trust focused on the business of originating and servicing loans to automotive dealers, announced financial results for the three months ended September 30, 2004.

        Falcon Financial reported third quarter 2004 revenues of $4.5 million, in line with $4.5 million in the second quarter of 2004. The Company reported net income of $291,611, or $0.02 per basic and diluted share, up from net income of $267,236, and in line with $0.02 per basic and diluted share, in the second quarter of 2004.

        Vernon B. Schwartz, Chairman and Chief Executive Officer, said, “Loan originations of $5.3 million for the third quarter were well below expectations. Subsequent to quarter end, we have closed more than $43 million in new loan originations. While our current pipeline is not quite as robust as we would prefer, due in part to a slowdown in dealership acquisition activity, we believe we are on track for a very strong fourth quarter. Our unique expertise and ability to meet the specific customer needs within this segment continues to allow us to take advantage of the on-going consolidation in the automotive dealer sector.”

        David A. Karp, President and Chief Financial Officer, said, “We were pleased to report our second consecutive quarter of positive earnings. Based largely on our continuing profitability and confidence in business prospects, the Board of Trustees has declared, for the second time, a $0.05 per share cash dividend.”

        At September 30, 2004, Falcon Financial had total assets of $229.5 million and total liabilities of $112.4 million. Total debt was $103.3 million and the debt-to-equity ratio was 0.88:1. Stockholders’ equity was $117.1 million, or $7.33 per share outstanding, at the end of the period.

        Loan Origination Activity

        During the quarter, Falcon Financial originated one new loan totaling approximately $5.3 million. As of November 11, Falcon Financial had proposals issued and outstanding for approximately $92 million.

        Loan Portfolio Activity

        At September 30, 2004, Falcon Financial had $188.4 million of loans outstanding on its balance sheet, with an average principal amount outstanding of $7.9 million and a weighted average remaining term of 143 months. The weighted average interest rate was 8.44%, the weighted average loan to realty value was 110.9% and the weighted average loan to value (which includes the estimated value of the automotive dealerships for those loans guaranteed by the dealership) was 63.0%.

        At September 30, 2004, Falcon Financial had no delinquent loans on its balance sheet. Subsequent to that date, the Company has one loan on its balance sheet that is delinquent by less than 30 days. With respect to the Company’s previously securitized loan pools, there were two defaulted loans and one loan in real estate owned (REO) status as of quarter end.

        Dividend

        On November 10, 2004, the Board of Trustees declared a cash dividend of $0.05 per share for the third quarter ended September 30, 2004. The dividend is payable on December 15, 2004 to shareholders of record on December 1, 2004 and the Company anticipates its stock will trade ex-dividend on November 29, 2004.

        Falcon Financial will host a conference call on Friday, November 12, 2004 at 10:00 a.m. ET. A live webcast of the conference call will be available online at http://www.falconfinancial.com. Web participants are encouraged to go to the Web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. Listening to the webcast requires speakers and RealPlayer(TM) software, downloadable free at www.real.com. Those without Web access should access the call at least ten minutes prior to the conference call. The dial-in numbers are (877) 692-2086 for domestic callers and (973) 582-2749 for international callers.

        After the live webcast, the call will remain available on Falcon Financial’s Web site, http://www.falconfinancial.com, through December 12, 2004. In addition, a telephonic replay of the call will be available from November 12, 2004 through November 26, 2004. The replay dial-in numbers are (877) 519-4471 for domestic callers and (973) 341-3080 for international callers. Please use reservation code 5270680.

        About Falcon Financial Investment Trust

        Falcon Financial Investment Trust is a fully integrated real estate investment trust focused solely on the business of originating and servicing loans to automotive dealers in the United States. The company was founded in 1997 to address the unique capital needs of the U.S. automobile retailing industry. Falcon Financial meets the financing requirements of automotive dealers by offering a variety of fixed and variable rate loan products, including mortgage loans and cash flow franchise loans collateralized by the dealer’s real estate and business assets.

        Safe Harbor

        This press release contains certain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and other matters that are not historical facts. The forward-looking statements included in this press release reflect Falcon Financial Investment Trust’s current view about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements. Important factors that could cause Falcon Financial Investment Trust’s actual results to differ materially from current expectations reflected in the forward-looking statements included in this press release include, among others, the risk factors discussed in its filings with the Securities and Exchange Commission. Falcon Financial Investment Trust does not intend to and disclaims any duty or obligation to update or revise any forward-looking statements included in this press release to reflect new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Falcon Financial Investment Trust’s views as of any date subsequent to November 11, 2004.

FALCON FINANCIAL INVESTMENT TRUST AND PREDECESSOR
Consolidated Statements of Financial Position

ASSETS	Company September 30, 2004 (unaudited)	Company December 31, 2003
ASSETS:
Cash and cash equivalents	$ 26,379,103	$ 25,645,578
Loans receivable, net of
allowance for possible loan
losses of $1,631,338 and
$1,086,692, respectively	185,733,115	126,076,622
Retained interests in loan
securitization	8,020,966	7,239,136
Due from broker	3,900,000	—
Accrued interest receivable	1,330,183	994,821
Restricted cash	1,974,729	2,657,660
Property and equipment, net	439,747	335,860
Prepaid expenses and other assets	1,706,497	1,497,245
Total assets	$229,484,340	$164,446,922

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Borrowings	$103,297,774	$ 53,475,879
Accrued interest payable	406,209	255,707
Customer deposits	700,300	140,276
Hold back of loan proceeds	1,974,729	2,657,660
Interest rate swap contracts	3,933,671	(389,783)
Accounts payable and accrued liabilities	1,276,667	2,405,496
Dividends payable	798,445	—
Total liabilities	112,387,795	58,545,235

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred shares, $0.01 par
value, 50,000,000 authorized
none issued and outstanding	—	—
Common shares, $0.01 par value,
100,000,000 authorized
15,968,900 and 14,105,800 issued
and outstanding, respectively	159,689	141,058
Additional paid in capital	123,521,350	108,020,597
Unearned compensation	(2,052,017)	(2,840,827)
Accumulated deficit	(2,675,559)	(1,090,858)
Accumulated other comprehensive
(loss) income	(1,856,918)	1,671,717
Total stockholders’ equity	117,096,545	105,901,687
Total liabilities and
stockholders’ equity	$ 229,484,340	$ 164,446,922

FALCON FINANCIAL INVESTMENT TRUST AND PREDECESSOR
Consolidated Statements of Operations
(unaudited)

	Company Three Months Ended 9/30/04	Predecessor Three Months Ended 9/30/03	Company Nine Months Ended 9/30/04	Predecessor Nine Months Ended 9/30/03
REVENUES:
Interest income
on loans	$ 4,049,995	$ 1,972,835	$10,525,817	$ 5,167,901
Interest income
on securities
purchased under
resale
agreements -
related party	—	59,919	—	136,756
Interest income
from retained
interests	297,579	378,373	900,663	1,139,714
Gain on sale of
loans (1)	—	—	—	10,696,524
Gain on sale of
retained
interests	—	—	—	265,352
Gain on
securities sold,
but not yet
purchased -
related party	—	3,478,806	—	2,112,824
Changes in fair
value of
interest rate
swap contracts	(53,691)	(432,469)	102,680	246,347
Income from loan
servicing	110,229	107,200	336,688	315,622
Interest and
other income	118,769	66,376	594,423	275,929
Total
revenues	4,522,881	5,631,040	12,460,271	20,356,969

EXPENSES:
Interest expense
on borrowings	1,158,918	234,303	2,378,284	642,070
Interest expense
on borrowings -
related party	—	891,181	—	2,298,550
Interest expense
on securities
sold, but not
yet repurchased
- related party	—	526,772	—	1,071,075
Provision for
loan losses	45,220	—	544,646	—
Facility fee
expense	496,500	93,750	2,027,000	281,250
Other than
temporary
decline in value
of retained
interests	11,816	422,477	11,816	422,477
Salaries and
benefits	1,436,001	1,314,389	4,333,634	3,015,297
Professional fees	241,061	281,850	712,105	399,557
General and
administrative	557,991	255,938	1,544,633	753,220
Advertising and
promotion	242,109	196,693	784,194	573,941
Depreciation and
amortization	41,654	31,036	111,370	99,591
Total expenses	4,231,270	4,248,389	12,447,682	9,557,028
Net income	$ 291,611	$ 1,382,651	$ 12,589	$10,799,941
Earnings per
common
share -
basic and
diluted	$ 0.02		$ —
Weighted
average
shares
outstanding
Basic	15,662,500		15,443,522
Diluted	15,709,675		15,516,168

(1)	We have historically structured our securitization transactions as sales for accounting purposes, and as such have recorded a gain on sale of loans associated with associated with each transaction. We intend to structure future transactions as on-balance sheet secured financings and as such will not be recording a gain on sale of loans on each transaction.

Contact: Falcon Financial Investment Trust Van Mai 203 388-0821 vmai@falconfinancial.com	Investors/Media: The Ruth Group Stephanie Carrington / John Quirk 646 536-7017 / 7029 scarrington@theruthgroup.com jquirk@theruthgroup.com

SOURCE Falcon Financial Investment Trust

      -0-                                    11/11/2004

     /CONTACT: Van Mai of Falcon Financial Investment Trust,
+1-203-388-0821, vmai@falconfinancial.com; or Investors/Media - Stephanie
Carrington, +1-646-536-7017, scarrington@theruthgroup.com, or John Quirk,
+1-646-536-7029, jquirk@theruthgroup.com, both of The Ruth Group, for Falcon
Financial Investment Trust/

     /Web site: http://www.falconfinancial.com /
      (FLCN)

CO: Falcon Financial Investment Trust
ST: Connecticut
IN: FIN RLT MFD
SU: ERN CCA